EXHIBIT 10.1

SECOND AMENDMENT TO THE
MARKETING AND SERVICING AGREEMENT

     THIS SECOND AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT dated as of September ___, 2003 (this “Amendment”) is an Amendment to the MARKETING AND SERVICING AGREEMENT effectively dated October 21, 2003, as amended, by and between Republic Bank & Trust Company, a bank organized under the laws of the state of Kentucky (the “BANK”), and ACE Cash Express, Inc., a Texas corporation (“COMPANY”).

     WHEREAS, BANK and COMPANY have previously entered into that certain MARKETING AND SERVICING AGREEMENT dated as of October 21, 2002, as amended, (the “Marketing Agreement”); and

     WHEREAS, BANK and COMPANY desire to amend the Marketing Agreement in order to more fully comply with the FDIC Guidelines for Payday Lending,

     NOW, THEREFORE, the parties hereby agree as follows:

Section 4, Company’s Services, (c), (iv) shall be amended to read in its entirety as follows:

(iv) COMPANY shall (A) deliver a copy of the NOTE to the CUSTOMER; (B) obtain from the CUSTOMER the executed NOTE; (C) obtain from CUSTOMER his or her REPAYMENT CHECK dated the date of the TRANSACTION and made payable to BANK; and (D) maintain of behalf of BANK, separate and apart from COMPANY’S own assets and records, the REPAYMENT CHECK AND NOTE. Additionally, on BANK’s behalf, COMPANY shall provide each APPLICANT with a copy of BANK’s Privacy Notice in the form provided to COMPANY by BANK which shall comply with all applicable law and regulation.

Section 4, Company’s Services, (e), (iv) shall be amended to read in its entirety as follows:

(iv) The TRANSACTION DOCUMENTS shall be held by COMPANY on behalf of BANK, pursuant to BANK’s record retention requirements, as more particularly set forth in the BANK’s POLICIES attached hereto as EXHIBIT D and incorporated herein by reference, and BANK has and shall continue to have constructive possession and legal title to such documents, files and records. At such time or times as BANK may reasonably request, and at BANK’s cost, COMPANY shall promptly deliver all copies of TRANSACTION DOCUMENTS to BANK at its headquarters or such other location or locations as BANK shall direct. All such documents shall be maintained segregated from other books and records of COMPANY and otherwise in such a manner as to facilitate their inspection by and delivery to BANK, if so requested. In the event that the COMPANY becomes aware that the security of the TRANSACTION DOCUMENTS is breached or COMPANY learns of the unauthorized use of information contained in the TRANSACTION DOCUMENTS, then COMPANY shall promptly notify BANK of such breach or unauthorized use so that BANK shall be able to take any and all appropriate and necessary action.

Section 4, Company’s Services, (e), (v) shall be amended to read in its entirety as follows:

(v) During the term of this Agreement and at all times thereafter, BANK and banking agencies with regulatory authority over BANK including, but not limited to the FDIC and the Kentucky Department of Financial Institutions shall have reasonable access to COMPANY stores, to the books and records of COMPANY (to the extent that such books and records pertain to the TRANSACTIONS), to the officers, employees and accountants of COMPANY, and to copies of TRANSACTION DOCUMENTS, all for the purpose of ensuring that COMPANY is carrying out BANK POLICIES and is otherwise complying fully with its obligations under this Agreement as well as all applicable laws and regulations. Such access shall include permission to maintain employees on the premises of COMPANY or offices of COMPANY where any information requested may be located during regular business hours in order to audit COMPANY’s services contemplated by this Agreement and to conduct reasonable on-site transaction testing and other reasonable operational reviews. BANK agrees to provide COMPANY with reasonable advance notice of the audit of any COMPANY store.

Section 4, Company’s Services, (e), (vii) shall be added to the Marketing Agreement and shall read as follows:

(vii) COMPANY will notify BANK of any and all customer complaints regarding the TRANSACTIONS, including complaints regarding collection activities of COMPANY on behalf of the BANK, as well as how it recommends handling and/or responding thereto; provided, however, that COMPANY shall not be required to notify BANK of any customer complaint regarding service or personnel issues pertaining to any COMPANY store. BANK will make qualified personnel available to receive and respond to COMPANY’s notifications to BANK during COMPANY’s normal business hours. BANK shall approve, and advise COMPANY of, a course of action to handle each customer complaint. COMPANY will handle each customer complaint in accordance with BANK’s reasonable direction and advise BANK of all outcomes.

Section 4, Company’s Services, (e), (viii) shall be added to the Marketing Agreement and shall read as follows:

COMPANY will collect the customer identification (“CIP”) information that BANK notifies COMPANY is required by the USA Patriot Act Section 326 and, to the extent and in the manner o instructed by BANK, provide customers with adequate notice of the CIP requirements prior to opening an account. CIP information includes name, physical address, date of birth, and taxpayer identification number or other un-expired government-issued photo identification number that allows COMPANY to form a reasonable belief of (i.e., verify) the CUSTOMER’S true identity. Verification constitutes a logical comparison of the photo ID’s location of issuance, date of issuance, expiration date and reference number format to the CUSTOMER’S characteristics (e.g. age, photo match, discrepancies in address, etc.), as well as the standard format for the locale and/or state where the transaction is taking place. COMPANY will maintain all records containing the required CIP information along with specific reference to the type of unexpired government-issued photo identification that the customer presents, including the location of issuance, date of issuance, expiration date and reference number. The records must be maintained for a period of 5 years from the date the CUSTOMER’S account being closed, and be retrievable within 72 hours upon federal law enforcement agency request. COMPANY will submit CUSTOMER information to BANK to allow BANK to compare to any applicable list(s) provided by the federal government under authority of the USA Patriot Act in accordance with BANK procedures.

     In the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any of the provisions of the Marketing Agreement, as previously amended, the provisions of this Amendment shall in all respects govern and control.

     IN WITNESS WHEREOF, COMPANY and BANK, each intending to be legally bound hereby, have caused this Amendment to be executed by its duly authorized officer as of the 30th of September, 2003.

REPUBLIC BANK & TRUST COMPANY		ACE CASH EXPRESS, INC.

By:	/s/ Bill Petter	By:	/s/ Michael J. Briskey

Its: Executive Vice President		Its: Vice President of Finance

Date: September 30, 2003		Date: September 30, 2003